UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 27, 2018
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION
INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operation and Financial Condition and Item 7.01 Regulation FD Disclosures
On February 27, 2018, the Registrant (WSFS or the Company) announced that it had entered into a settlement agreement with Universitas Education, LLC (Universitas), to resolve claims related to services provided by Christiana Bank & Trust Company (Christiana Trust) prior to WSFS’ acquisition of Christiana Trust in December 2010. WSFS previously disclosed this matter in its quarterly filings on Form 10-Q in 2017. Under the settlement agreement, WSFS will pay Universitas $12.0 million to fully settle the claims.
As a result of this settlement, WSFS made revisions to its results of operations and other financial information that were reported in the Company’s earnings release issued on January 22, 2018. The revisions reflect the impact of the $12.0 million legal settlement. Previously reported earnings did not include a legal reserve for these claims based on management’s assessment that its valid factual and legal defenses to the claims made it unlikely that a loss would be incurred at that time.
Accordingly, the Company's earnings release is revised to reflect:

•
Earnings of $50.2 million ($1.56 per diluted share) for 2017 and a loss of $9.8 million ($0.31 per share) for the fourth quarter of 2017. These earnings are $12.0 million lower ($9.3 million or $0.28 per diluted share after-tax for the full year 2017) as a result of higher legal costs related to the settlement agreement.

•
For 4Q 2017, return on assets (ROA) was (0.56)%, return on average tangible common equity (ROTCE) was (6.60)% and the efficiency ratio was 74.9%. For the full-year 2017, ROA was 0.74%, ROTCE was 9.74% and the efficiency ratio was 64.9%.

Core(1) earnings per share of $0.71 for 4Q17, as well as core ROA of 1.31%, core ROTCE of 16.46% and core efficiency ratio of 57.0% were all unchanged.
Additionally, we have revised our fourth quarter and full-year 2017 investor presentation materials.
A copy of the press release announcing the settlement , the revised results of operations and other financial information and revised investor presentation materials are furnished with this Form 8-K as exhibits.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1   Press Release Dated February 27, 2018
99.2 Revised Earnings Release schedules as of and for the year ended December 31, 2017
99.3 Revised Investor Presentation Materials.

(1) As used in this Form 8-K, core earnings per share (EPS), core return on assets (ROA), core return on tangible common equity (ROTCE) and core efficiency ratio are non-GAAP financial measures. For a reconciliation of these measures to their comparable GAAP measures, see Exhibit 99.2 under Item 9.01 of this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	February 27, 2018	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer